CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A Amendment No. 7 of our report dated October 16, 2019, relating to the financial statements of Entranet, Inc., as of December 31, 2018 and 2017 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

October 16, 2019